INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement on Form SB-2 of our report dated March 5, 2001, relating to the financial statements of Carpet-on-the-Go, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



                              MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                              Certified Public Accountants

New York, New York
April 30, 2001